Exhibit 99.2

adaptin bio Inc.

FINANCIAL STATEMENTS

For the NINE months ended SEPTEMBER 30, 2024 and 2023

ADAPTIN BIO, INC.
TABLE OF CONTENTS

Financial Statements
Balance Sheets	f-3
Statements of OPERATIONS	f-4
Statements of Changes in stockholders’ DEFICIT	f-5
Statements of Cash Flows	f-6
Notes to Financial Statements	f-7

ADAPTIN BIO, INC.
BALANCE SHEETS
AS OF SEPTEMBER 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	(Unaudited)
	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash	$115,308	$4,754
Total assets	$115,308	$4,754

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable - trade	$931,182	$280,337
Accrued expenses	847,623	198,599
Notes Payable	500,000	469,762
Convertible Notes Payable, net of debt issuance costs and discounts	640,319	-
Derivative obligation arising from Convertible Notes Payable	342,088	-
Accrued interest	97,376	33,615
Total current liabilities	3,358,588	982,313
Total liabilities	3,358,588	982,313

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common Stock, $0.001 par value, 10,000 shares authorized, 1,505 shares issued and outstanding as of September 30, 2024 and December 31, 2023	1	1
Additional Paid-in Capital	24,115	24,115
Accumulated deficit	(3,267,396)	(1,001,675)
Total stockholders’ deficit	(3,243,280)	(977,559)
Total liabilities and stockholders’ deficit	$115,308	$4,754

The accompanying notes are an integral part of these condensed financial statements.

ADAPTIN BIO INC.
STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Nine months ended September 30,
	2024	2023
OPERATING EXPENSES
Research and development	$1,566,533	$440,299
General and administrative	495,272	212,623
Total Operating Expenses	2,061,805	652,922

LOSS FROM OPERATIONS	(2,061,805)	(652,922)
Interest Expense	195,161	66,711
Loss on fair value of derivative liability	8,755	-

NET LOSS	$(2,265,721)	$(719,633)

NET LOSS PER SHARE
Net loss per common share, basic and diluted	$(1,505.46)	$(481.04)
Weighted average number of common shares outstanding	1,505	1,496

The accompanying notes are an integral part of these condensed financial statements.

ADAPTIN BIO, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2022	1,430	$1	$10,419	$(19,872)	$(9,452)
Common stock issued	75	-	13,189	-	13,189
Other Capital Contributions	-	-	507	-	507
Net loss	-	-	-	(719,633)	(719,633)
Balance as of September 30, 2023	1,505	$1	$24,115	$(739,505)	$(715,389)
Balance as of December 31, 2023	1,505	$1	$24,115	$(1,001,675)	$(977,559)
Net loss	-	-	-	(2,265,721)	(2,265,721)
Balance as of September 30, 2024	1,505	$1	$24,115	$(3,267,396)	$(3,243,280)

The accompanying notes are an integral part of these condensed financial statements.

ADAPTIN BIO, INC.
STATEMENT OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Nine months ended September 30,
	2024	2023
CASH FLOWS USED BY OPERATING ACTIVITIES
Net loss	$(2,265,721)	$(719,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for license agreement	-	13,190
Amortization of debt issuance costs and discounts	131,400	45,595
Payment of operating expenses as additional paid-in capital by founders	-	507
Loss on derivative liabilities	8,755	-
Changes in operating assets and liabilities:
Accounts payable - Trade	650,845	220,261
Accrued expenses	712,785	242,033
Net cash used by operating activities	(761,936)	(198,047)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from Notes Payable	-	500,000
Proceeds from Convertible Notes Payable	1,000,000	-
Debt Issuance Costs	(127,510)	(101,110)
Net cash provided by financing activities	872,490	398,890

NET INCREASE IN CASH	110,554	200,843
Cash - Beginning of Period	4,754	50
CASH - END OF PERIOD	$115,308	$200,893
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 1	Nature of operation

Adaptin Bio, Inc., a Delaware corporation, was founded as Centaur Bio, Inc. in 2021 (the “Company”) and changed its name in 2024. The Company is dedicated to the development and commercialization of products utilizing novel technology that enhances the delivery of drugs and other compounds to the brain and other tissues for a variety of indications. The Company’s novel technology was originally developed by researchers in the Department of Neurosurgery at Duke University and licensed by the Company in 2023. (See Note 8 and Note 10).

For many drugs and diagnostic agents, no readily available technology permits effective delivery of a broad range of difficult-to-deliver drugs to specific areas of the body. The Company’s technology is engineered to facilitate the transport of therapeutics to tissues of interest, including the brain, potentially generating improved treatments for solid tumors and central nervous system (“CNS”) disorders.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of September 30, 2024, the Company had cash on hand of approximately $0.1 million and an accumulated deficit of approximately $3.3 million. The Company intends to continue conduct of significant development activities that began in 2023 which, together with expenses incurred for general and administrative expenses, are expected to result in continuing operating losses for the foreseeable future. The amount of future losses and when, if ever, the Company will achieve profitability are uncertain. The Company’s ability to achieve profitability will depend, among other things, on successfully completing pre-clinical and clinical studies, obtaining requisite regulatory approvals, establishing appropriate pricing for its product with payers, and raising sufficient funds to finance the Company’s activities. No assurance can be given that the Company’s development efforts will be successful, that regulatory approvals will be obtained, or that the Company will be able to achieve appropriate pricing and market access or that profitability, if achieved, can be sustained. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to the outcome of this uncertainty.

Management has evaluated the Company’s operating plan against its existing cash and determined that the Company expects to be unable to support its operations and fund its obligations for the next twelve months from the date of issuance of these financial statements. The Company’s ability to execute its operating plan depends on the Company’s ability to obtain additional funding through equity offerings and debt financings. The Company plans to continue to fund its losses from operations through cash and cash equivalents on hand, as well as through future equity offerings, debt financings, or other third-party funding. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. Even if the Company raises additional capital, it may also be required to modify, delay or abandon some of its plans which could have a material adverse effect on the business, operating results and financial condition and its ability to achieve its intended business objectives. Any of these actions could materially harm the business, results of operations and future prospects.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applicable to interim statements. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). These financial statements are presented in U.S. Dollars.

These condensed financial statements are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and do not include all disclosures normally required in annual financial statements prepared in accordance with U.S. GAAP. As such, the information included herein should be read in conjunction with the Company’s financial statements and accompanying notes as of and for the year ended December 31, 2023 (the “audited financial statements”). In management’s opinion, these unaudited condensed financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of September 30, 2024 and the results of operations for the nine months ended September 30, 2024 and 2023. The results of operations for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the full year ending December 31, 2024 or any other future interim or annual period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the fair value of common stock and other assumptions used to measure share-based consideration transferred for acquired assets under the Duke License (as defined below), the fair value of derivative liabilities along with prepaid expenses and accrued liabilities that are measured based on progress toward completion of research and development projects.

Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single segment.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these items.

Currently, all cash is deposited in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. In the event there is cash in the bank, it may, at times, exceed FDIC insurable limits. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial position.

Derivative Liability

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company analyzes all financial instruments, including its convertible debt under the FASB ASC Topic No. 815 Derivatives and Hedging (“ASC 815”) to determine if such instruments contain features that qualify as embedded derivatives. The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any increase or decrease in the fair value would be recorded in the results of operations within other income or expense as change in fair value of derivative liabilities. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

Upon conversion or repayment of a debt or equity instrument in exchange for equity shares, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt), the Company would record the equity shares at fair value on the date of conversion, relieve all related debt, derivative liabilities, and unamortized debt discounts, and recognize a net gain or loss on debt extinguishment, if any.

Accrued Expense

Accrued expenses consist primarily of legal, accounting, research and development and consulting.

Research and Development

Research and development costs are charged to expense as costs are incurred in performing research and development activities. To date, the Company’s research and development costs consist primarily of costs related to obtaining the license to its technology (see Note 1, Note 8 and Note 10) and conducting pre-clinical activities. It is anticipated that additional expenses in future periods will consist primarily of fees paid to contract research organizations (“CROs”) and to contract manufacturing organizations (“CMOs”) related to the Company’s pre-clinical and clinical activities.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Research and development expenses will include direct costs associated with CROs, direct CMO costs for the formulation and packaging of trial material, as well as investigator and patient related costs at sites at which the Company’s trials will be conducted. Direct costs associated with the Company’s CROs and CMOs will be generally payable on a time and materials basis, or when milestones are achieved. The invoicing from clinical trial sites can lag several months. The Company will record expenses for its clinical trial activities performed by third parties based upon estimates of the percentage of work completed of the total work over the life of the individual study in accordance with agreements established with CROs and CMOs. The Company determines the estimates through discussions with development personnel, CROs and CMOs as to the progress or stage of completion of trials or services and the agreed upon fee to be paid for such services based on facts and circumstances known to the Company as of each consolidated balance sheet date. The actual costs and timing of clinical trials are highly uncertain, subject to risks and may change depending upon a number of factors, including the Company’s clinical development plan. If the actual timing of the performance of services of the level of effort varies from the estimate, the Company will adjust the accrual accordingly.

Research and development expenses also include the cost of in-process research and development (“IPR&D”) assets purchased in an asset acquisition transaction. IPR&D assets are expensed unless the assets acquired are deemed to have an alternative future use, provided that the acquired assets did not also include processes or activities that would constitute a business as defined under US GAAP, the technology has not received regulatory approval for marketing and, absent obtaining such approval, has no established alternative future use. Acquired IPR&D payments are immediately expensed in the period in which they are incurred and include upfront payments, as well as subsequent pre-commercial milestone payments. Research and development costs after the acquisition are expensed as incurred. The costs associated with maintaining the patents after the acquisition are the responsibility of the Company and will be expensed as incurred as a general and administrative expense.

Net Loss per Share

Basic net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities. For the periods presented, basic and diluted net loss per common share are identical as the Company has incurred losses for both periods. While the Company has entered into convertible debt agreements during 2024 that are a potentially dilutive security, the number of shares available under a conversion cannot be determined until a Qualifying Offering occurs as defined in the debt agreements (See Note 5 and Note 6).

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company’s outstanding notes payable and convertible notes payable issued in 2023 and 2024 have fixed interest rates therefore the Company is exposed to interest rate risk in that they could not benefit from a decrease in market interest rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). This update amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity and improves and amends the related EPS guidance for both Subtopics. This standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2023, which means it was effective for our fiscal year beginning January 1, 2024. Early adoption was permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.

In November 2023, the FASB issued ASU 2023-07, “Improvements to Reportable Segment Disclosures”, effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. While the Company operates as a single segment, it anticipates that there may be additional disclosures required under ASU 2023-07. The Company continues to evaluate the effect of adopting this new accounting guidance on its financial statements but does not intend to early adopt.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Significant Risks and Uncertainties

The Company is subject to challenges and risks specific to its business and its ability to execute on its strategy, as well as risks and uncertainties common to companies in the pharmaceutical industry, including, without limitation, risks and uncertainties associated with: obtaining regulatory approval of its product candidate; delays or problems in the supply of its study drug or failure to comply with manufacturing regulations; identifying, acquiring or in-licensing product candidates; pharmaceutical product development and the inherent uncertainty of clinical success; and the challenges of protecting and enhancing its intellectual property rights; and complying with applicable regulatory requirements.

Further, the Company may be impacted by general economic, political, and market conditions, including overall fluctuations in the financial markets in the U.S. and abroad.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 3	FAIR VALUE

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on September 30, 2024. Accordingly, the estimates presented in these unaudited financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1:

Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2:

Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3:

Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, prepaid expenses, accounts payable, accrued liabilities, accrued research and development costs and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Liabilities measured at fair value on a recurring basis include embedded conversion liability in convertible debt (see Note 6 and Note 7) that did not exist at December 31, 2023 and were as follows on September 30, 2024:

	September 30, 2024
	Level 1	Level 2	Level 3	Total
Derivative Liabilities	$-	$-	$342,088	$342,088

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

A roll forward of the level 3 valuation financial instrument is as follows:

For the nine months ended September 30, 2024

Balance at beginning of year	$-
Initial valuations of derivative liabilites for debt conversion	333,333
Change in fair value	8,755
Balance at end of period	$342,088

Given the short-term maturities of these debts, in order to determine the fair value of the embedded derivative, the intrinsic value of the conversion feature would be further adjusted for the time value of money based on a risk-free rate and the Company’s current estimate of the timing of a Qualified Offering, which is a Level 3 input in the fair value hierarchy. As of September 30, 2024, the effect of the time value of money on the recognized fair value of the derivative obligation is not considered material given the Company’s expectation that a Qualified Offering should occur in the fourth quarter of 2024.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding debt instruments.

NOTE 4	ACCRUED LIABILITIES

Accrued liabilities comprised the following as of September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Accrued professional fees	$-	$3,596
Accrued research and development	795,997	26,905
Accrued consulting fees	13,901	3,604
Accrued legal fees	37,725	629
Accrued fees of license agreement	-	163,565
Accrued franchise taxes	-	300
	$847,623	$198,599

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 5	NOTES PAYABLE

In April 2023, the Company entered into Securities Purchase Agreements with certain accredited investors that provides for an aggregate of up to $500,000, 10% secured promissory notes payable to investors with a term of twelve months from the issuance date (or prepayable in the event of a Qualified Offering) (the “2023 Senior Debt”). A Qualified offering is defined under these agreements as the closing of the first offering (public or private) by the Company after the original issue date of its Common Stock or Common Stock Equivalents with gross proceeds to the Company (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more. Additionally, the Securities Purchase Agreement provides for the buyer(s) to be issued Warrants, exercisable beginning on the closing of a Qualified Offering. These Warrants have an exercise price of the price of a Common Share equal to the Qualified Offering price and have a term of five years from the closing of a Qualified Offering. As of September 30, 2024, the Company has issued an aggregate of $500,000 in secured promissory notes under these agreements with maturities ranging from April 2024 to September 2024. In addition, the Company incurred debt issuance costs of $101,110 which were amortized over the life of the loans with such amortization recorded as interest expense. As of September 30, 2024, the notes total $500,000 and have related accrued interest of $71,113.

As the terms of the Qualified Offering are not yet determined the Company is unable to determine the number or pricing of the warrants. At issuance, these warrants are generally not a liability within the scope of ASC 480 if it is within the reporting entity’s control to decide whether it will enter into a Qualified Offering and, if so, at what terms. Accordingly, the Company has determined that there will be no accounting recognition of these warrants until the terms of the Qualified Offering are determined and the Qualified Offering has closed. Once the terms of the Qualified Offering are known, the Company may be able to estimate the value and begin to evaluate the accounting implications (liability vs equity), however, that will not become final until the Qualified Offering closes.

Interest expense for the nine months ended September 30, 2024 related to the 2023 Senior Debt totals $67,736 and consists of accrued interest of $37,498 and amortized debt issuance costs of $30,238. Interest expense for the nine months ended September 30, 2023 of $66,711 consists of amortized debt issuance costs of $45,595 and accrued interest of $21,116, all of which was related to the 2023 Senior Debt.

NOTE 6	CONVERTIBLE NOTES PAYABLE

In March 2024, the Company entered into Securities Purchase Agreements with certain accredited investors that provides for an aggregate of up to $1.0 million, 10% secured subordinated convertible promissory notes payable to investors with a term of twelve months from the issuance date (the “2024 Convertible Debt”). Additionally, the Securities Purchase Agreement provides that, upon a Qualified Offering, the debt together with all accrued but unpaid interest at the date of conversion shall automatically be converted into shares of the Company’s $0.0001 per share par value common stock (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering. A Qualified Offering is defined under these agreements as the closing of the first offering (public or private) by the Company after the original issue date of its Common Stock or Common Stock Equivalents with gross proceeds to the Company (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more inclusive of the 2023 Senior Debt of $500,000 and the 2024 Convertible Debt of $1.0 million.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

As of September 30, 2024, the Company has issued an aggregate of $1,000,000 in secured promissory notes under these agreements with maturities ranging from March 2025 to September 2025. In addition, the Company incurred debt issuance costs of $127,510 which will be amortized over the life of the loans with such amortization recorded as interest expense. As of September 30, 2024, the notes, net of unamortized debt issuance costs and discounts related to an embedded derivative, totaled $640,319 and related accrued interest totaled $26,263. Interest expense for the nine months ended September 30, 2024 related to the 2024 Convertible Debt totaled $127,424 and consists of accrued interest of $26,263, amortized debt issuance costs of $28,070 and amortized discounts of $73,091.

NOTE 7	DERIVATIVE LIABILITY

The Company’s 2024 Convertible Debt, together with all accrued but unpaid interest at the date of conversion, shall automatically be converted into shares of the Company’s $0.0001 per share par value common stock (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering. The Company evaluated this embedded feature under the guidance of ASC 815 and determined that it required bifurcation of the embedded derivative liability from the underlying debt at its fair value. While the number of common shares to be issued under these agreements is undetermined, this feature results in a fixed monetary amount of the settlement with a variable number of Conversion Shares issued. As the price per share under a Qualified Offering is unknown and the number of shares to be issued is variable, the resulting intrinsic value would be the same regardless of the Conversion Price. Accounting standards require that the Company recognize the derivative as a liability, based on its underlying instrument, in the statement of financial position and measure the instrument at fair value at each balance sheet date. A change in the market value of the financial instrument would be recognized as a gain or loss in the results of operations in the period of change. Upon initiation, the Company recognized a derivative liability of $333,333. At September 30, 2024, the derivative liability totals $342,088, after giving effect for the change in fair value.

NOTE 8	COMMITMENTS AND CONTINGENCIES

Litigation

While there is currently no ongoing litigation, the Company may, from time to time, be involved in various legal matters that arise in the ordinary course of business. Should matters arise, management will then make a determination as to the ultimate disposition of these matters and measure if it could have a material adverse effect on the Company’s financial position, results of operations or liquidity.

License Agreement

In January 2023, the Company entered into a patent license agreement with Duke University and the National Cancer Institute, under the agency of the U.S. Department of Health and Human Services (the “Duke License”) for an exclusive, world-wide, sub-licensable license to the technology more fully described in Note 1 and Note 10. The Duke License was amended in August 2024 to include improvements within the definitions of patent rights and technical information. As a component of the Duke License, the Company agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities. These milestones include initiation of Phase II or Phase III clinical trials, submission of applications for market approval in multiple jurisdictions including the US, EU and Japan and the initiation of post-approval commercial sales in the same jurisdictions. Based on an assumption that all milestones related to the current development program are met during the course of the Duke License, these milestone payments would total approximately $11.7 million. As of September 30, 2024, the Company has not met any milestones as defined in the agreement and, accordingly, has recorded no expense or liability related to such payments.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

The Company also agreed to pay royalties equal to low- to mid- single digit percentages of annual net sales on a country-by-country and product-by-product basis subject to downward adjustment to low single digit percentages of our net annual sales in the event there is no valid claim of a patent for the product, with minimum annual royalty levels established. We also must pay Duke low to mid-double digit percentages of any sublicensing fees as set forth in the Duke License. The Company has not recorded and does not owe any royalties or sublicensing fees for the nine months ended September 30, 2024.

NOTE 9	SHAREHOLDERS’ EQUITY

Common Stock

The Company’s Certificate of Incorporation provides the authority to issue common stock, fully voting and participating, with a $0.001 par value, of which 10,000 shares were authorized. In 2021, a total of 1,430 shares were issued to the founding shareholders. In February 2023, 75 shares were issued to Duke University pursuant to the Duke License (see Note 10). A total of 1,505 shares are outstanding as of September 30, 2024 and December 31, 2023.

NOTE 10	LICENSE AGREEMENT

In January 2023, the Company entered into the Duke License for an exclusive, world-wide, sub-licensable license to the technology more fully described in Note 1 and Note 8. Under the terms of this agreement, the Company issued a five percent (5%) common stock ownership interest, or 75 common shares, in the Company at a value of $175.86 per share.

The estimated fair value of the Company’s common stock was determined by a third-party independent valuation firm in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation”. These valuations took into account numerous factors, including developments at the Company and market conditions.

Consistent with FASB ASC 820-10-35-24, if multiple valuation techniques are used to measure fair value, the results (respective indications of fair value) should be evaluated and weighted, as appropriate, considering the reasonableness of the range indicated by those results. A fair value measurement is the point within that range that is most representative of fair value in the circumstances. The February 2, 2023 valuation utilized multiple valuation techniques that considered a set of discrete potential liquidity scenarios for the Company, the value common stock would receive in each scenario, and the time required and risk inherent in achieving those values. The third-party valuation expert examined the following scenarios for the Company: (i) the net assets of the Company or the Asset Approach; (ii) a recently executed term sheet related to a proposed merger transaction and capital raise or the Market Approach; and (iii) dissolution or the failure scenario. The Asset Approach was assumed to be appropriate given the Company’s limited operations and expenditures to date as of the valuation date. The Asset Approach was weighted at 80% assuming continued operations as the funding proposed in the term sheet is non-binding and the Company has no assurance such funding will occur. The Market Approach utilized a back-solve methodology to determine the value of the common stock based on the terms outlined in the term sheet assuming the contemplated transaction is consummated and was weighted at 10% as there is limited or no assurance such transaction will be completed. Finally, the failure scenario was weighted at 10% assuming that the Company is unable to obtain suitable financing and would discontinue operations.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

In accordance with ASC 805, the license agreement was evaluated and the Company concluded that substantially all of the value acquired is concentrated in a group of similar identifiable IPR&D assets. Accordingly, it has been accounted for as an asset acquisition as the technology transferred to the Company had not yet received regulatory approval and the IPR&D did not have an alternative use. The Company recorded research and development expense related to the issuance of the common stock of $13,189 during the year ended December 31, 2023. In addition, the Company agreed to reimburse the licensor for all patent related costs previously incurred for the technology prior to the license execution date. The total of these costs was approximately $327,000. The Company expensed these costs in their entirety upon execution of the Duke License as a research and development expense as they were deemed to be part of the acquisition price of the IPR&D. Any unpaid amounts are reflected in accrued expenses. Reimbursement for these costs will be made in four equal installments with the first two payments having been made in 2023 and an additional payment made in 2024. At September 30, 2024, the Company had a remaining liability of $81,783 included in accounts payable on the balance sheet. The Company further agreed to make payments based on clinical and commercial milestones and continuing royalty payments on any sales made after approval by regulatory authorities (See Note 8).

NOTE 11	SUBSEQUENT EVENTS

2023 Senior Debt Modification

In November 2024, the Company entered into Note Exchange Agreements with the holders of the 2023 Senior Debt (see Note 5) whereby these 10% secured promissory notes payable to holders with a term of twelve months from the issuance date shall be cancelled and exchanged for the Company’s 10% Secured Convertible Promissory Notes (the “Exchange Notes”). The Exchange Notes will be issued in the aggregate principal amount of $500,000 and provide that, upon the closing of a Qualified Offering, the outstanding principal amount, together with all accrued but unpaid interest, at the date of conversion shall automatically be converted into shares of common stock of the Company or its parent (the “Conversion Shares”) at a conversion price equal to 75% of the gross offering price to the investors in the Qualified Offering (the “Conversion Price”). A Qualified Offering is defined in the Exchange Notes as the closing of the first offering (public or private) by the Company or its Parent after the Original Issue Date of the Company’s or the Parent’s common stock (the “Offering Stock”)with gross proceeds to the Company or its Parent (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more, including the aggregate principal amount of, together with all accrued but unpaid interest on, this Note and the other Notes that will convert thereupon.

Additionally, as contemplated in connection with the issuance of the 2023 Senior Debt, the holders will be issued warrants to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock that the principal amount of the Notes issued to the initial Holder would purchase at the Qualified Offering Price. These warrants are exercisable beginning on the closing of a Qualified Offering, have an exercise price of the price of a Common Share equal to the Qualified Offering price and have a term of five years from the closing of a Qualified Offering.

ADAPTIN BIO INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Lastly, as an inducement to enter into the Note Exchange Agreements, the holders are to be issued additional warrants to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock that the principal amount of the Notes issued to the initial Holder would purchase at the Conversion Price. The purchase price of one share of Common Stock under this Warrant shall be equal to the Conversion Price. These warrants are exercisable beginning on the closing of a Qualified Offering and have a term of five years from the closing of a Qualified Offering.

As the terms of the Qualified Offering are not yet finalized, the Company is unable to determine the number or pricing of these warrants. At issuance, these warrants are generally not a liability within the scope of ASC 480 if it is within the reporting entity’s control to decide whether it will enter into a Qualified Offering and, if so, at what terms. Accordingly, the Company has determined that there will be no accounting recognition of these warrants until the terms of the Qualified Offering are determined and the Qualified Offering has closed. Once the terms of the Qualified Offering are known, the Company may be able to estimate the value and begin to evaluate the accounting implications (liability vs equity), however, that will not become final until the Qualified Offering closes.

2024 Convertible Debt Amendment

At issuance, the 2024 Convertible Debt was convertible into Conversion Shares as more fully detailed in Note 6. With the agreement of the holders of the 2024 Convertible Debt, the Company has amended the 2024 Convertible Debt to be convertible into shares of common stock of either the Company or any entity that directly or indirectly through one or more intermediaries, controls the Company. The terms of the conversion remain as described in Note 6. A “Qualified Offering” , as amended, means the closing of the first offering (public or private) by the Company or its parent after the original issue date of the Company’s or its parent’s common stock with gross proceeds to the Company or its parent (before underwriter, placement agent or broker discounts and commissions and expenses of the offering) of $5,000,000 or more inclusive of the 2023 Senior Debt of $500,000 and the 2024 Convertible Debt of $1.0 million.